UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): July 15, 2021
COLONY BANKCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
115 South Grant Street, Fitzgerald, Georgia 31750
(Address of Principal Executive Offices) (Zip Code)
(229) 426-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On July 14, 2021, Colony Bankcorp, Inc. (the “Company”) held a special meeting of its shareholders (the “Special Meeting”). As of June 1, 2021, the record date for the Special Meeting, 9,498,783 shares of the Company's common stock were outstanding and entitled to vote at the Special Meeting. A total of 6,249,268 shares, or 65.79% of Colony's common stock, constituting a quorum, were represented in person or by proxy at the Special Meeting.

Proposal 1

The Company's shareholders voted on a proposal to approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 22, 2021, by and between Colony and SouthCrest Financial Group, Inc. (“SouthCrest”) and the transactions contemplated by the Merger Agreement, including the merger of SouthCrest with and into Colony and the issuance of shares of Colony’s common stock as merger consideration. The final results of the vote, including the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to the proposal are as follows:

For	Against	Abstain	Broker Non-Votes
6,235,301	6,723	7,244	—

Proposal 2

The Company's shareholders voted on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Colony merger proposal. The final results of the vote, including the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to the proposal are as follows:

For	Against	Abstain	Broker Non-Votes
6,110,362	134,349	4,557	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: July 15, 2021	By:	/s/ T. Heath Fountain
T. Heath Fountain
President and Chief Executive Officer